UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Anheuser-Busch InBev SA/NV

(Exact Name of Registrant as Specified in Its Charter)

Belgium	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Brouwerijplein 1 3000 Leuven, Belgium	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates:	333-223774
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
3.500% Notes due 2030 4.350% Notes due 2040 4.500% Notes due 2050 4.600% Notes due 2060	New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

TABLE OF CO-REGISTRANTS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices
Anheuser-Busch InBev Worldwide Inc.*	Delaware,	2082	90-0427472	One Busch Place, St. Louis,
	United States			Missouri 63118, U.S.A.
				Tel: +1 (314) 577-2000

Anheuser-Busch InBev Finance Inc.	Delaware,	2082	38-3893771	250 Park Avenue, New York, New York, U.S.A. 10177
	United States			Tel: +1 (212) 573-8800

Cobrew NV	Belgium	2082	N/A	Brouwerijplein 1, 3000 Leuven,
				Belgium
				Tel: +32 16 27 61 11

Brandbrew S.A	Luxembourg	2082	N/A	Zone Industrielle Breedewues No. 15, L-1259 Senningerberg, Luxembourg
				Tel: +352 26 15 96 23

Brandbev S.à r.l.	Luxembourg	2082	N/A	Zone Industrielle Breedewues No. 15, L-1259 Senningerberg, Luxembourg
				Tel: +352 26 15 96 23

Anheuser-Busch Companies, LLC	Delaware,	2082	43-1162835	One Busch Place, St. Louis,
	United States			Missouri 63118, U.S.A.
				Tel: +1 (314) 577-2000

*	Anheuser-Busch InBev Worldwide Inc. is the issuer of the debt securities offered hereby. The other listed registrants are guarantors of the debt securities.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) a red prospectus dated April 1, 2020 (the “Red Prospectus Supplement”) to a prospectus dated March 19, 2018 (the “Prospectus”), relating to the securities to be registered hereunder included in the Registrant’s automatic shelf Registration Statement on Form F-3 (File No. 333-223774), which became automatically effective on March 19, 2018.

Item 1.	Description of Registrant’s Securities to be Registered

The material set forth in (i) the section captioned “Description of Debt Securities and Guarantees”, “Legal Ownership” and “Tax Considerations” in the registrant’s Registration Statement on Form F-3 (File No. 333-223774) filed with the Securities and Exchange Commission on March 19, 2018, and (ii) the sections captioned “Description of the Notes” and “Taxation” in the Issuer’s Red Prospectus Supplement, dated April 1, 2020 are each incorporated herein by reference. Copies of such descriptions will be filed with the New York Stock Exchange, Inc.

Item 2.	Exhibits.

4.1.

Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to Form 6-K filed by Anheuser-Busch InBev SA/NV on April 4, 2018).

4.2

Thirteenth Supplemental Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.1 to Form 6-K filed by Anheuser-Busch InBev SA/NV on April 3, 2020).

4.3

Fourteenth Supplemental Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.2 to Form 6-K filed by Anheuser-Busch InBev SA/NV on April 3, 2020).

4.4

Fifteenth Supplemental Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.3 to Form 6-K filed by Anheuser-Busch InBev SA/NV on April 3, 2020).

4.5

Sixteenth Supplemental Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.4 to Form 6-K filed by Anheuser-Busch InBev SA/NV on April 3, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Anheuser-Busch InBev Worldwide Inc.

Date: April 6, 2020	By:	/s/ Daniel Strothe
Name: Daniel Strothe
Title: Authorized Signatory

	By:	/s/ Margot Miller
Name: Margot Miller
Title: Authorized Signatory

Anheuser-Busch InBev SA/NV

By: /s/ Ann Randon	By:	/s/ Jan Vandermeersch
Name: Ann Randon		Name: Jan Vandermeersch
Title: Authorized Signatory		Title: Authorized Signatory

Cobrew NV

By: /s/ Ann Randon	By:	/s/ Jan Vandermeersch
Name: Ann Randon		Name: Jan Vandermeersch
Title: Authorized Signatory		Title: Authorized Signatory

Brandbrew S.A.

By: /s/ Yann Callou	By:	/s/ Gert Magis
Name: Yann Callou		Name: Gert Magis
Title: Authorized Signatory		Title: Authorized Signatory

Brandbev S.à r.l.

By: /s/ Yann Callou	By:	/s/ Gert Magis
Name: Yann Callou		Name: Gert Magis
Title: Authorized Signatory		Title: Authorized Signatory

Anheuser-Busch Companies, LLC

By: /s/ Daniel Strothe	By:	/s/ Margot Miller
Name: Daniel Strothe		Name: Margot Miller
Title: Authorized Signatory		Title: Authorized Signatory

Anheuser-Busch InBev Finance Inc.

	By:	/s/ Margot Miller
Name: Margot Miller
Title: Authorized Signatory

INDEX TO EXHIBITS

Exhibit No.

4.1.

Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to Form 6-K filed by Anheuser-Busch InBev SA/NV on April 4, 2018).

4.2

Thirteenth Supplemental Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.1 to Form 6-K filed by Anheuser-Busch InBev SA/NV on April 3, 2020).

4.3

Fourteenth Supplemental Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.2 to Form 6-K filed by Anheuser-Busch InBev SA/NV on April 3, 2020).

4.4

Fifteenth Supplemental Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.3 to Form 6-K filed by Anheuser-Busch InBev SA/NV on April 3, 2020).

4.5

Sixteenth Supplemental Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.4 to Form 6-K filed by Anheuser-Busch InBev SA/NV on April 3, 2020).

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